EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 5, 2013, except for Note 15, as to which the date is March 28, 2013 with respect to the balance sheets of xG Technology, Inc. as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended incorporated by reference in this Registration Statement on Form S-8.

/s/ Friedman LLP

January 27, 2014

East Hanover, New Jersey